UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Titan Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

DATED APRIL 22, 2025

TITAN PHARMACEUTICALS, INC.

10 East 53rd Street, Suite 3001

New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held June 16, 2025

To the Stockholders of Titan Pharmaceuticals, Inc.:

The annual meeting of stockholders (the “Annual Meeting”) of Titan Pharmaceuticals, Inc. (the “Company,” “Titan,” “we,” “our,” or “us”) will be held at the offices of Olshan Frome Wolosky LLP, located at 1325 Avenue of the Americas, 15th Floor, New York, New York 10019, on Monday, June 16, 2025 at 9:00 a.m. (EST) for the following purposes:

●	to elect a board of five (5) directors;

●	to approve the issuance of more than 20% of our common stock pursuant to a private placement transaction for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d) (the “Issuance Proposal”);

●	to ratify the appointment of Enrome LLP (“Enrome”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

●	to consider a non-binding advisory vote on executive compensation (the “Say-on-Pay Proposal”);

●	to consider a non-binding advisory vote on the desired frequency of future non-binding advisory votes on executive compensation (the “Say-on-Frequency Proposal”); and

●	to consider and take action upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

The close of business on April 21, 2025 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Please note, if your shares are held in street name, your broker, trust, bank or other nominee holder cannot vote your shares on the election of directors or approval of the Issuance Proposal, Say-on-Pay Proposal or Say-on-Frequency Proposal unless you instruct the nominee holder how to vote by marking your form of proxy and returning it as instructed.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 16, 2025, AT 9:00 A.M., EASTERN TIME.

As permitted by the “Notice and Access” rules of the Securities and Exchange Commission (the “SEC”), this Notice of Annual Stockholder Meeting, our Proxy Statement, a form of the proxy card and our Annual Reports on Form 10-K for the years ended December 31, 2024 and December 31, 2023 (the “Annual Reports”) are available online at https://ir.titanpharm.com/.

On or about [●], 2025, we commenced mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) that contains instructions on how stockholders may access and review all of the proxy materials and how to vote. Also on or about [●], 2025, we began mailing printed copies of the proxy materials to stockholders that previously requested printed copies. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

All stockholders of the Company are cordially invited to attend the Annual Meeting in person. To assure your representation at the Annual Meeting, however, you are urged to mark, sign and return the proxy as promptly as possible. If you later desire to revoke your proxy for any reason, you may do so in the manner provided in the Proxy Statement. Your shares of the Company’s common stock will be voted in accordance with the instructions you give in your proxy. You will find more instructions on how to vote in the Proxy Statement and the Notice of Internet Availability.

You may submit a proxy for your shares by mail, fax, email or via the internet no later than 5:00 p.m., Eastern time, on June 15, 2025 (as directed on the proxy card). If you choose to submit your proxy card by mail, the Company has enclosed an envelope for your use, which is prepaid if mailed in the United States. If you attend the Annual Meeting and your shares are registered in your name, you may also vote in person at the Annual Meeting until voting is closed. If your shares are held through a bank, broker or other nominee, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy in your name from your broker, bank or other nominee.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

If you have any questions, or need assistance in voting your shares, please contact our transfer agent, which is assisting us in the solicitation of proxies:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

1 State Street, 30th Floor

New York, New York 10004

Attn: Mark Tumulty

By Order of the Board of Directors,

Chay Weei Jye

Chief Executive Officer

[●], 2025

TITAN PHARMACEUTICALS, INC.

10 East 53rd Street, Suite 3001

New York, New York 10022

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

This proxy statement (the “Proxy Statement”) and the enclosed form of proxy card are being furnished to you in connection with the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Titan Pharmaceuticals, Inc., (the “Company”). The Annual Meeting will be held at the offices of Olshan Frome Wolosky LLP, located at 1325 Avenue of the Americas, 15th Floor, New York, New York 10019, on Monday, June 16, 2025 at 9:00 a.m. (EST), and any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying notice. We will bear the cost of soliciting proxies. In addition to solicitation of proxies by mail, our employees, without extra remuneration, may solicit proxies personally or by telephone. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. We are furnishing proxy materials, which include this Proxy Statement, to our stockholders over the internet, and providing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) by mail. We mailed the Notice of Internet Availability on or about [●], 2025 to our stockholders of record and beneficial owners as of April 21, 2025.

Annual Report on Form 10-K

Our Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC (the “2024 10-K”) and our Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC are accessible free of charge on our website at https://ir.titanpharm.com/all-sec-filings. The 2024 10-K contains audited financial statements covering our fiscal years ended December 31, 2024 and 2023. You can request a copy of the 2024 10-K free of charge by calling [●] or sending an e-mail to [●]. Please include your contact information with the request.

GENERAL INFORMATION ABOUT VOTING

Record Date

Only the holders of record of our common stock at the close of business on the record date, April 21, 2025 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 914,234 shares of our common stock outstanding. Stockholders are entitled to one vote for each share of common stock held on the Record Date.

Quorum

Consistent with Delaware law and our bylaws, the presence, in person or by proxy, of at least thirty-four percent (34%) of the shares entitled to vote at the Annual Meeting will constitute a quorum for purposes of voting on a particular matter at the Annual Meeting. Once a share is represented for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof unless a new record date is set for the adjournment. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

Voting

When a proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted:

1)	FOR the election of the five (5) director nominees identified therein;

2)	FOR the approval of the issuance of more than 20% of our common stock pursuant to a private placement transaction for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d) (the “Issuance Proposal”);

3)	FOR the ratification of the appointment of Enrome LLP (“Enrome”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

4)	FOR the approval, on an advisory basis, of the compensation paid to our named executive officers (the “Say-on-Pay Proposal”);

5)	FOR two years as the frequency of the non-binding advisory vote on executive compensation (the “Say-on-Frequency Proposal”); and

6)	in the discretion of the proxies with respect to any other matters properly brought before the stockholders at the Annual Meeting.

Votes Required for Approval

Proposal No. 1: Election of Directors. The election of directors will be determined by a plurality of the votes cast. This means that the five (5) nominees receiving the highest number of “FOR” votes will be elected as directors. Votes may be cast for or withheld from the directors. In a plurality election, votes may only be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect on the results of the election of directors.

Proposal No. 2: Approval of the Issuance Proposal. To be approved, the proposal to approve the issuance of more than 20% of our common stock pursuant to a private placement transaction for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d) must receive an affirmative vote of the holders of a majority of shares of our common stock having voting power present in person or represented by proxy. Abstentions will have the same effect as a vote “AGAINST” this proposal.

Proposal No. 3: Ratification of Independent Registered Public Accounting Firm. To be approved, the proposal to ratify our selection of an independent registered public accounting firm must receive an affirmative vote of the holders of a majority of shares of our common stock having voting power present in person or represented by proxy. Abstentions will have the same effect as a vote “AGAINST” this proposal.

Proposal No. 4: Say-on-Pay Proposal. The advisory approval of our executive compensation requires the affirmative vote of the holders of a majority of the shares of our common stock having voting power present in person or represented by proxy. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.

Proposal No. 5: Say-on--Frequency. The determination of the frequency with which future advisory votes on executive compensation will take place will be determined by the preference (either every one, two or three years) that receives the highest number of votes cast. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.

Broker Non-Votes

A “broker non-vote” occurs when a broker, bank, or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder (i) has not received instructions from the beneficial owner and (ii) does not have discretionary voting power for that particular item.

If you are a beneficial owner and you do not give instructions to your broker, bank, or other holder of record, such holder of record will be entitled to vote the shares with respect to “routine” items but will not be permitted to vote the shares with respect to “non-routine” items (those shares are treated as “broker non-votes”). If you are a beneficial owner, your broker, bank, or other holder of record has discretion to vote your shares on the proposal to ratify the appointment of Enrome as our independent registered public accounting firm if the holder of record does not receive voting instructions from you. However, such holder of record may not vote your shares on the election of directors, the Issuance Proposal, the Say-on-Pay Proposal or the Say-on-Frequency Proposal without your voting instructions on such proposals. Accordingly, without your voting instructions on these proposals, a broker non-vote will occur.

With respect to the election of directors, the Issuance Proposal, the Say-on-Pay Proposal or the Say-on-Frequency Proposal, broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote. Because the ratification of our selection of an independent registered public accounting firm is a routine proposal on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, broker non-votes are unlikely to result from these proposals.

We encourage you to provide instructions to your bank, brokerage firm, or other nominee by voting your proxy. This action ensures that your shares will be voted in accordance with your wishes at the Annual Meeting.

Revocability of Proxies

You may revoke any proxy given in response to this solicitation by notifying the Company in writing at Titan Pharmaceuticals, Inc., 10 East 53rd Street, Suite 3001, New York, New York 10022 by 5:00 p.m. (EST) on June 15, 2025, or by voting a subsequent proxy or in person at the Annual Meeting. Attendance by a stockholder at the Annual Meeting does not alone serve to revoke a proxy. If a broker, trust, bank or other nominee holds your shares, please follow the instructions you receive from that person.

“Notice and Access” Method of Delivery

We are using the SEC’s Notice and Access model (“Notice and Access”), which allows us to deliver proxy materials over the internet, as the primary means of furnishing proxy materials. We believe Notice and Access provides stockholders with a convenient method to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about [●], 2025, we began mailing to stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials on the internet and how to vote online. The Notice of Internet Availability is not a proxy card and cannot be used to vote your shares. If you received a Notice of Internet Availability this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the Notice of Internet Availability.

Copies of the Notice of Annual Stockholder Meeting, Proxy Statement and the 2024 10-K, as well as other materials filed by the Company with the SEC, are available without charge to stockholders on the Company’s corporate website at www.titanpharm.com or upon written request to the Company at Titan Pharmaceuticals, Inc., 10 East 53rd Street, Suite 3001, New York, New York 10022. You can elect to receive future annual reports, proxy statements and other proxy materials electronically by marking the appropriate box on your proxy card or vote instruction form or by following the instructions provided if you submit a proxy by fax or via the internet.

Delivery of Documents to Stockholders Sharing an Address

The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon request, we will promptly deliver a separate Notice of Internet Availability or separate copy of proxy materials to one or more stockholders at a shared address to which a single Notice of Internet Availability or a single copy of proxy materials was delivered. Stockholders may request a separate Notice of Internet Availability or separate copy of proxy materials by mailing a request to us at 10 East 53rd Street, Suite 3001, New York, New York 10022.

Stockholders at a shared address who receive multiple Notices of Internet Availability or multiple copies of proxy materials may request to receive a single Notice of Internet Availability or a single copy of proxy materials in the future in the same manner as described above.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Pursuant to the power provided to the Board in our bylaws, the Board has set the number of directors that shall constitute the Board at five. Our Board is currently comprised of five (5) directors: Avraham Ben-Tzvi, Brynner Chiam, Francisco Osvaldo Flores Garcia, Gabriel Loh and Firdauz Edmin Bin Mokhtar.

At the Annual Meeting, each of our directors will be up for election by the stockholders to serve as directors until the next annual meeting of stockholders or until their successors are duly elected and shall qualify. It is intended that the accompanying proxy will be voted for the election, as directors, of Avraham Ben-Tzvi, Brynner Chiam, Francisco Osvaldo Flores Garcia, Gabriel Loh and Firdauz Edmin Bin Mokhtar unless the proxy contains contrary instructions. We have no reason to believe that any of the nominees will not be a candidate or will be unable to serve. In the event that any of the nominees should become unable or unwilling to serve as a director, however, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by the directors.

Nominees for Election to the Board of Directors

Name	Age	Position	Director Since
Avraham Ben-Tzvi	54	Director	August 2022
Brynner Chiam	47	Director and Acting Principal Financial Officer	October 2023
Francisco Osvaldo Flores García	38	Director	April 2024
Gabriel Loh	39	Director	March 2025
Firdauz Edmin Bin Mokhtar	52	Director	April 2024

Information about the Company’s Director Nominees

Our directors are appointed for a one-year term to hold office until the next annual meeting of our stockholders or until they resign or are removed from office in accordance with our bylaws. Set forth below are descriptions of the backgrounds of each nominee and their principal occupations for at least the past five years and their public-company directorships as of the Record Date. There are no family relationships among any of our directors or executive officers. All ages are as of April 25, 2025.

In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to our Board.

Avraham Ben-Tzvi, Adv. is the founder of ABZ Law Office, a boutique law firm specializing in corporate & securities laws, commercial law & contracts, and various civil law matters, as well as providing outsourced general counsel services for publicly traded as well as private companies and corporations, which he established in January 2017. Mr. Ben-Tzvi served as Chief Legal Officer and General Counsel of Purple Biotech Ltd. (formerly Kitov Pharma Ltd.) (NASDAQ/TASE: PPBT), a clinical-stage company advancing first-in-class therapies to overcome tumor immune evasion and drug resistance, from November 2015 until April 2020. Prior to that, Mr. Ben-Tzvi served as General Counsel and Company Secretary at Medigus Ltd. (NASDAQ/TASE: MDGS), a minimally invasive endosurgical tools medical device and miniaturized imaging equipment company, from April 2014 until November 2015. Prior to that he served as an attorney at one of Israel’s leading international law firms where, amongst other corporate and commercial work, he advised companies and underwriters on various offerings by Israeli companies listing in the US and on various SEC related filings. Prior to becoming a lawyer, Mr. Ben-Tzvi worked in several business development, corporate finance and banking roles at companies in the financial services, lithium battery manufacturing and software development industries. Between January 5, 2025 and April 2, 2025, Mr. Ben-Tzvi served as a member of the Board of Directors of Cyclacel Pharmaceuticals Inc. (NASDAQ: CYCC) a pharmaceuticals development company. Between October 15, 2024 and December 19, 2024, Mr. Ben-Tzvi served as a member of the Board of Directors of LQR House, Inc. (NASDAQ: YHC), a company in the wine and spirits e-commerce sector. Between March 25, 2024 and August 2, 2024, Mr. Ben-Tzvi served as a member of the Board of Directors of OpGen, Inc. (NASDAQ: OPGN), a precision medicine company. Between December 2023 and February 2025, Mr. Ben-Tzvi served as a member of the Board of Directors of Minim, Inc. (NASDAQ: MINM), a company which delivered smart software-driven communications products under the globally recognized Motorola brand and Minim® trademark. Mr. Ben-Tzvi has been serving as a member of our Board since August 2022. Mr. Ben-Tzvi holds a B.A., magna cum laude, in Economics from Yeshiva University in New York and an L.L.B., magna cum laude from Sha’arei Mishpat College of Law in Hod HaSharon, Israel. Mr. Ben-Tzvi is a licensed attorney and member of the Israel Bar Association and is also licensed as a Notary by the Israeli Ministry of Justice.

Brynner Chiam currently serves as Vice President of Finance and Tax at Black Chamber Management, a shared service company which provides outsourcing services to related companies as well as third parties, since November 2020, where he is responsible for all aspects of planning, implementing and managing financing activities for the company and its clients. Mr. Chiam currently serves as our acting principal financial officer and served as our acting principal executive officer from November 2024 to December 2024. From February 2014 to October 2020, Mr. Chiam served as a Director for Tricor Taxand, a professional tax firm and independent tax adviser specializing in providing tax-related services to its clients. Mr. Chiam is a member of the Chartered Tax Institute of Malaysia and has over 20 years of experience as a tax consultant and tax practitioner. He received his Bachelor of Business Studies (Accountancy) from Massey University in New Zealand. Based on Mr. Chiam’s experience, our Board believes that Mr. Chiam has the appropriate set of skills to serve as a member of our Board.

Francisco Osvaldo Flores García is a Managing Partner of Trebol Capital since 2013, where he also serves as a board member. Trebol Capital is a Venture Capital Fund that invests in technology companies. Since October 2019, Mr. Flores has been the Managing Partner of Klee Real Estate de Mexico, an investment group focused in Real Estate. Mr. Flores is in charge of fundraising and analysis of new investment opportunities, and he manages the day to day operations. From October 2020 through March 2023, Mr. Flores served as the Chief Financial Officer of Benessere Capital Acquisition Corp., a special purpose acquisition company. From April 2022 until March 2023, Mr. Flores was the Venture Partner and Managing Partner of Arc Group Ventures in Mexico, where he was in charge of new operations in the Mexican market. Mr. Flores is a Mechatronics Engineer with an Artificial Intelligence specialty (2004-2009) Student of the MBA (MBA) at Tecnológico de Monterrey. He is also qualified as a Project Manager Professional - PMI (2012) and is a Manager at Lean Startup & Social Entrepreneur for Ecosystem Development – TechBA Technology Business Models. Based on Mr. Flores’ experience, our Board believes that Mr. Flores has the appropriate set of skills to serve as a member of our Board.

Gabriel Loh has served as the Head of Business Development at a public listed company in Malaysia which provides solutions and services to the general insurance and financial service industries, since June 2024. From 2014 through June 2024, Mr. Loh was a Senior Relationship Manager at The Bank of East Asia, Limited in multiple branches. Mr. Loh received his Bachelor’s Degree in Engineering in 2008 from the University of Nottingham, Malaysia Campus. Based on Mr. Loh’s experience, particularly in the financial services industry, our Board believes that Mr. Loh has the appropriate set of skills to serve as a member of our Board.

Firdauz Edmin Bin Mokhtar has been the Chief Executive Officer of Saujana Petroleum Sdn Bhd since November 2023. Saujana Petroleum Sdn Bhd is an investment holding company, with operations that include marine operation and maintenance for Malaysia oil production under E&P O&M Services Sdn Bhd (EPOMS). Mr. Mokhtar served as the Chief Financial Officer of Data Knights Acquisition Corp., a special purpose acquisition company, from February 2021 until November 2023, when it completed a business combination with OneMedNet Corporation (NASDAQ:ONMD, ONMDW), a medical imaging company, based in the United States. From January 2020 until January 2021, he served as Senior Vice President, Special Projects, of Group CEO Office, at Serba Dinamik Holdings Berhad, where he was involved in mergers and acquisitions. Previously from May 2012 until November 2019, Mr. Mokhtar was the Chief Financial Officer of PBJV Group Sdn Bhd (PBJV), an oil and gas services provider in Malaysia, where he was responsible for accounting, finance, tax and legal issues, as well as general company secretarial matters for the group. Mr. Mokhtar received his bachelor’s degree (Honors) in Accountancy in July 1997 from The International Islamic University Malaysia. Mr. Mokhtar is a Certified Public Accountant registered with the Malaysian Institute of Accountants. Based on Mr. Mokhtar’s experience, our Board believes that Mr. Mokhtar has the appropriate set of skills to serve as a member of our Board.

As indicated above, each of our director nominees has extensive business, management and operational experience that makes them well qualified to serve on our Board.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE

Board Composition

Pursuant to the power provided to the Board in our bylaws, the Board has set the number of directors that shall constitute the Board at five. Our Board is currently comprised of five (5) directors: Avraham Ben-Tzvi, Brynner Chiam, Francisco Osvaldo Flores Garcia, Gabriel Loh and Firdauz Edmin Bin Mokhtar.

Independence of Directors

The following directors meet the independence requirements and standards currently established by the NASDAQ Stock Market (“Nasdaq”): Avraham Ben-Tzvi, Francisco Osvaldo Flores Garcia, Gabriel Loh and Firdauz Edmin Bin Mokhtar.

Board Committees

Our Board has established the following three standing committees: audit committee, compensation committee and nominating and governance committee.

The audit committee was formed in compliance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and consists of Firdauz Edmin Bin Mokhtar (chair), Francisco Osvaldo Flores Garcia and Gabriel Loh, each of whom meets the independence requirements and standards currently established by Nasdaq and the SEC. In addition, the Board has determined that Mr. Mokhtar is an “audit committee financial expert” and “independent” as defined under the relevant rules of the SEC and Nasdaq. The audit committee assists the Board by overseeing the performance of the independent auditors and the quality and integrity of Titan’s internal accounting, auditing and financial reporting practices. The audit committee is responsible for retaining (subject to stockholder ratification) and, as necessary, terminating, the independent auditors, annually reviews the qualifications, performance and independence of the independent auditors and the audit plan, fees and audit results, and pre-approves audit and non-audit services to be performed by the auditors and related fees. The audit committee met seven times during the fiscal year ended December 31, 2024 and four times during the fiscal year ended December 31, 2023.

The compensation committee makes recommendations to the Board concerning salaries and incentive compensation for our officers, including our Principal Executive Officer, and employees and administers our stock option plans. The compensation committee consists of Francisco Osvaldo Flores Garcia (chair) and Firdauz Edmin Bin Mokhtar, each of whom meets the independence requirements and standards currently established by Nasdaq. The compensation committee did not meet during the fiscal year ended December 31, 2024 and met three times during the fiscal year ended December 31, 2023.

The purpose of the nominating and governance committee is to assist the Board in identifying qualified individuals to become Board members, in determining the composition of the Board and in monitoring the process to assess Board effectiveness. The nominating and governance committee first considers a candidate’s management experience and then considers issues of judgment, background, stature, conflicts of interest, integrity, ethics, and commitment to the goal of maximizing stockholder value when considering director candidates. The nominating and governance committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience, and differences in viewpoints and skills. The nominating and governance committee does not have a formal policy with respect to diversity; however, our Board and the nominating and governance committee believe that it is essential that the directors represent diverse viewpoints. In considering candidates for our Board, the nominating and governance committee considers the entirety of each candidate’s credentials in the context of these standards. The nominating and governance committee consists of Francisco Osvaldo Flores Garcia (chair) and Avraham Ben-Tzvi, each of whom meets the independence requirements and standards currently established by Nasdaq. The nominating and governance committee met once during the fiscal year ended December 31, 2024 and two times during the fiscal year ended December 31, 2023.

The charters for the audit, compensation and nominating and governance committees, which have been adopted by our Board, contain detailed descriptions of the committees’ duties and responsibilities and are available in the “About Titan” section of our website at www.titanpharm.com.

Board Leadership Structure

Our chief executive officer is Chay Weei Jye and we do not currently have a chairman of the Board. The Board believes this is currently the most appropriate and effective leadership structure given the size and activities of the Company.

Role of the Board in Risk Oversight

Our audit committee is primarily responsible for overseeing our risk management processes on behalf of the full Board. The audit committee receives reports from management at least quarterly regarding our assessment of risks. In addition, the audit committee reports regularly to the full Board, which also considers our risk profile. The audit committee and the full Board focus on the most significant risks we face and our general risk management strategies. While the Board oversees our risk management, our management team is responsible for day-to-day risk management processes. Our Board expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the audit committee and the Board. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board leadership structure, which also emphasizes the independence of the Board in its oversight of its business and affairs, supports this approach.

Board Meetings

Our business affairs are managed under the direction of our Board. The primary responsibilities of the Board are to provide oversight, strategic guidance, counseling and direction to our management. During the fiscal year ended December 31, 2024, the Board met 25 times and did not take action by written consent. During the fiscal year ended December 31, 2023, the Board met 53 times and did not take action by written consent. With the exception of Seow Gim Shen, our former Chief Executive Officer and Chairman of the Board (who is no longer a member of the Board), no director attended fewer than 75% of the meetings of the Board and Board committees of which such director was a member.

Director Attendance at the Annual Meeting

Although we do not have a formal policy regarding attendance by members of our Board at the Annual Meeting, we encourage all of our directors to attend. We did not hold an annual meeting of stockholders in 2024.

Code of Ethics

We adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) in February 2013 that applies to all directors, officers and employees. The Code of Ethics is filed as an exhibit to our 2024 Form 10-K and is available on our website at www.titanpharm.com. A copy of our Code of Ethics will also be provided to any person without charge, upon written request sent to us at our offices located at 10 East 53rd Street, Suite 3001, New York, New York 10022.

Clawback Policy

Effective November 2023, we adopted a clawback policy to align with listing rules adopted by Nasdaq as required by the SEC. The policy applies to all executive officers (as defined under the applicable rules) and requires our Company to seek to recoup certain incentive-based compensation, whether cash- or equity-based, from current or former officers and in the event that we are required to prepare an accounting restatement due to the material noncompliance of our company with any financial reporting requirement under the securities laws. Our Board is responsible for the oversight of this policy and has the authority to determine the necessity, exercise and implementation of the clawback of executive incentive-based compensation in the event of a restatement of our financial statements. In the event that recovery is required, the Board will review and recover reasonably promptly the applicable portion of incentive-based compensation awarded to or earned by our officers during the three-year period prior to any restatement of our financial results. Recovery will be required on a “no fault” basis, without regard to whether any misconduct occurred and without regard to whether an executive officer was responsible for the erroneous financial statements.

Insider Trading and Hedging Policy

Our insider trading policy, which applies to our employees, officers, directors, and consultants, expressly prohibits purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for their personal benefit. This policy also prohibits engaging in short-term or speculative transactions with respect to our securities, including through the use of certain financial instruments or derivative transactions, trading in derivative securities related to our securities, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin and pledging our shares as collateral.

Director Nominations

The nominating and governance committee will consider suggestions of nominees from stockholders. Stockholders may recommend individuals for consideration by complying with the requirements of the SEC rules, the Nasdaq rules, and the Bylaws. The nominating and governance committee will evaluate a prospective nominee suggested by any stockholder in the same manner and against the same criteria as any other prospective nominee identified by the nominating and governance committee from any other source. Stockholders wishing to recommend a candidate for nomination should comply with the procedures set forth in the section below entitled “Stockholder Proposals.”

Communications with the Board

Stockholders can mail communications to the Board, c/o Titan Pharmaceuticals, Inc., 10 East 53rd Street, Suite 3001, New York, New York 10022, who will forward the correspondence to each addressee.

Executive Officers

The names of our current executive officers, their ages, their positions with Titan, and other biographical information as of April 25, 2025, are set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age	Position	Director Since
Chay Weei Jye	52	Chief Executive Officer	December 2024
Brynner Chiam	47	Director and Acting Principal Financial Officer	October 2023

Chay Weei Jye has served as the Chief Executive Officer of Titan since December 2024. Mr. Chay has served as the Chief Technology Officer of Zchwantech, a privately held IT services and consulting company focused on the integration of IT-related products and services for companies inside and outside of Malaysia, since October 2021. Previously, Mr. Chay served as an Enterprise Domain Architect for Affin Bank Berhad from March 2021 to September 2021. In this role, Mr. Chay actively contributed as an IT lead on various request-for-proposal projects pertaining to human capital management, balance sheet management, group compliance, and finance/enterprise resource planning. From November 2019 to March 2021, he served as the Solutions Director for Sigma Info Analytics Data Sdn Bhd (“Sigma”), a Malaysian company in the information and communications technology sectors with a focus on systems, applications, data processing and project management. As Solutions Director for Sigma, Mr. Chay oversaw overall strategic advisory, enterprise architecture and technology solutions. From April 2018 to May 2019, Mr. Chay served as Deputy General Manager and Technical Architect for UEM Group Berhad, the infrastructure arm and wholly-owned subsidiary of Khazanah Nasional Berhad, the sovereign wealth fund of Malaysia. Prior to UEM Group, Mr. Chay also served as a Senior Manager (Solutions Architect) of Malaysian Airlines for 11 years. Mr. Chay has a Bachelor of Computer Science from the Universiti Putra Malaysia located in Serdang, Malaysia.

Brynner Chiam. Mr. Chiam’s full biographical information is provided above under the heading “Information about the Company’s Director Nominees.”

Report of the Audit Committee of the Board of Directors

At the time of the Company’s 2024 10-K filing, the audit committee was comprised of Francisco Osvaldo Flores Garcia and Firdauz Edmin Bin Mokhtar (chair).

The audit committee has reviewed and discussed the audited financial statements for the fiscal years ended December 31, 2024 and December 31, 2023 with management of the Company. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the audit committee recommended to the Board that the audited financial statements be included in the 2024 10-K for filing with the SEC.

Respectfully submitted by the audit committee,

Francisco Osvaldo Flores Garcia
Firdauz Edmin Bin Mokhtar (chair)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, the number of shares of our common stock beneficially owned by (i) each person who is known by us to be the beneficial owner of more than five percent of our common stock; (ii) each current director and director nominee; (iii) each of the named executive officers; and (iv) all directors and executive officers as a group. As of the Record Date, we had 914,234 shares of common stock issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)		Percent of Shares Beneficially Owned
Named Executive Officers and Directors:
Avraham Ben-Tzvi(3)	9,563		0.72%
Chay Weei Jye	-		-
Brynner Chiam	-		-
Francisco Osvaldo Flores Garcia	-		-
Gabriel Loh	-		-
Firdauz Edmin Bin Mokhtar	-		-
Seow Gim Shen(4)	-		-
Current executive officers and directors as a group (6) persons(5)	9,563		0.72%

Greater than 5% Stockholders:
Choong Choon Hau(6)	241,531		18.1%
Jeffrey Chung(7)	150,087	(7)	11.2%
Blue Harbour Asset Management L.L.C-FZ and Yeoh Xian Yee(8)	265,913	(8)	19.9%

(1)	Unless otherwise indicated, the address of such individual is c/o Titan Pharmaceuticals, Inc., 10 East 53rd Street, Suite 3001, New York, New York 10022.
(2)	In computing the number of shares beneficially owned by a person and the percentage ownership of a person, shares of our common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.
(3)	Mr. Ben-Tzvi is a member of our Board. The shares of common stock beneficially owned include 6,250 shares of common stock subject to options exercisable within 60 days of the Record Date.
(4)	Mr. Seow served as Chief Executive Officer from April 2, 2024 until his resignation on October 24, 2024. Mr. Seow is not included in the group of current directors and executive officers.
(5)	Includes 6,250 shares issuable upon exercise of outstanding options.
(6)	This information is based on (i) a Schedule 13D filed by Choong Choon Hau on July 21, 2023 and (ii) 54,132 shares of our common stock issued to Mr. Hau pursuant to the full exercise of a convertible promissory note on March 18, 2024. Mr. Hau’s business address is Emerald Heights 23 Lrg Terubong Ria 2, Paya Terubong, 11060 Pulau Pinang, Malaysia.

(7)	In September 2023, we entered into a Securities Purchase Agreement with The Sire Group Ltd. (“Sire Group”), pursuant to which we agreed to issue 950,000 shares of Series AA Convertible Preferred Stock. Each share of Series AA Preferred Stock is convertible, at the holder’s option at any time, into shares of our common stock, subject to limitations that prevent Sire Group from acquiring the lower of either (i) the maximum percentage of common stock permissible under the rules and regulations of The Nasdaq Stock Market without first obtaining the approval of the Company’s stockholders or (ii) 19.99% of the Company’s outstanding common stock. The amount in the table reflects the number of shares that Sire Group may own at any one time following the conversion of the Series AA Convertible Preferred Stock, without first obtaining the approval of the Company’s stockholders. By virtue of his sole ownership of Sire Group, Jeffrey Chung may be deemed to be the beneficial owner of these shares. Mr. Chung’s business address is at No. 4, Franky Building, Providence Industrial Estate, Mahe, Seychelles.
(8)	In March 2025, we entered into a Securities Purchase Agreement with Blue Harbour Asset Management L.L.C-FZ (“Blue Harbour”), pursuant to which we agreed to issue 100,000 shares of newly issued Series B Preferred Stock. Each share of Series B Preferred Stock is convertible, at the holder’s option at any time, into shares of our common stock, subject to the Beneficial Ownership Limitation (as defined below). At the Annual Meeting, we are seeking the approval of our stockholders to remove the Beneficial Ownership Limitation. By virtue of his sole ownership of Blue Harbour, Yeoh Xian Yee may be deemed to be the beneficial owner of these shares. Mr. Yeoh’s business address is at Meydan Grandstand, 6th Floor, Meydan Road, And Al Sheba, Dubai, U.A.E.

DIRECTOR COMPENSATION

The following table summarizes compensation that our non-employee directors earned during the fiscal years ended 2024 and 2023 for services as members of our Board.

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Options Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Joseph A. Akers(2)(3)	2024	$-	-	$-	-	-	-		$-
	2023	$30,000	-	$107,162	-	-	-		$137,162

Avraham Ben-Tzvi(6)	2024	103,125	-	-	-	-	-		103,125
	2023	55,625	32,947	138,335	-	-	13,000	(5)	239,907

Peter L. Chasey(7)(8)	2024	-	-	-	-	-	-		-
	2023	43,542	32,947	138,335	-	-	13,000	(5)	227,824

Brynner Chiam(9)	2024	54,375	-	-	-	-	-		54,375
	2023	9,375	-	-	-	-	-		9,375

Francisco Flores(4)	2024	20,625	-	-	-	-	-		20,625
	2023	-	-	-	-	-	-		-

Eric Greenberg(10)(15)	2024	75,000	-	-	-	-			75,000
	2023	59,792	32,947	138,335	-	-	13,000	(5)	244,074

M. David MacFarlane(2)(11)	2024	-	-	-	-	-	-		-
	2023	30,312	-	107,162	-	-	-		137,474

Matthew C. McMurdo(12)(15)	2024	78,125	-	-	-	-	-		78,125
	2023	54,792	32,947	138,335	-	-	13,000	(5)	239,074

James R. McNab, Jr. (2)(13)	2024	-	-	-	-	-	-		-
	2023	31,250	-	107,162	-	-	-		138,412

Firdauz Mokhtar(4)	2024	20,625	-	-	-	-	-		20,625
	2023	-	-	-	-	-	-		-

David Natan(14)(15)	2024	71,875	-	-	-	-	-		71,875
	2023	66,875	32,947	138,335	-	-	13,000	(5)	251,157

Seow Gim Shen(9)	2024	33,750	-	-	-	-	-		33,750
	2023	9,375	-	-	-	-	-		9,375

(1)	Amounts shown represent the grant date fair value computed in accordance with FASB ASC 718. The assumptions used by us with respect to the valuation of option grants and stock awards are set forth in Note 7. Stock Plans to the accompanying financial statements.
(2)	Did not stand for re-election at the June 2023 stockholder meeting.
(3)	The aggregate number of option awards held at December 31, 2024 and 2023 was 5,510 and 5,512, respectively.
(4)	Joined the Board in April 2024.
(5)	Payments made to subsidize taxes due on stock awards.
(6)	The aggregate number of option awards held at December 31, 2024 and 2023 was 6,250.
(7)	Resigned from the Board in October 2023.
(8)	The aggregate number of option awards held at December 31, 2024 was 6,250.
(9)	Joined the Board in October 2023.
(10)	The aggregate number of option awards held at December 31, 2024 and 2023 was 6,250.
(11)	The aggregate number of option awards held at December 31, 2024 and 2023 was 5,511 and 5,513, respectively.
(12)	The aggregate number of option awards held at December 31, 2024 and 2023 was 6,250.
(13)	The aggregate number of option awards held at December 31, 2024 and 2023 was 5,510 and 5,512, respectively.
(14)	The aggregate number of option awards held at December 31, 2024 and 2023 was 6,250.
(15)	Resigned from the Board in April 2024.

The above table includes options granted to certain directors on August 15, 2022 and September 15, 2022, which were conditioned on the approval by our stockholders of an increase in the authorized number of shares available for issuance under the 2015 Plan, which approval was received in June 2023.

There were no options exercised by members of our Board during 2024 and 2023.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information regarding the compensation paid during the years ended December 31, 2024 and 2023 to each of our executive officers for services provided to us.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Options Awards ($)(1)	Stock Awards ($)(1)		All Other Compensation ($)	Total Compensation ($)
Chay Weei Jye	2024	$-		$-	$-		$-	$-	$-
Chief Executive Officer(2)	2023	$-		$-	$-		$-	$-	$-

Brynner Chiam	2024	$-		$-	$-		$-	$-	$-
Former Acting Principal Executive Officer and current Acting Principal Financial Officer(3)	2023	$-		$-	$-		$-	$-	$-

Seow Gim Shen	2024	$-		$-	$-		$-	$-	$-
Former Chief Executive Officer(4)	2023	$-		$-	$-		$-	$-	$-

David Lazar	2024	$545,564		$50,750	$-	$		$10,515	$606,829
Former Chief Executive Officer(5)	2023	$406,000		$1,015,000	$-		$52,180	$-	$1,473,180

Katherine Beebe DeVarney, Ph.D.	2024	$523,705		$192,500	$-		$-	$43,421	$759,626
Former President and Chief Operating Officer(6)	2023	$462,000	(7)	$-	$107,162		$32,947	$-	$602,109

(1)	Amounts shown represent the grant date fair value computed in accordance with FASB ASC 718. The assumptions used by us with respect to the valuation of option grants and stock awards are set forth in Note 7. Stock Plans to the accompanying financial statements.
(2)	Mr. Chay was appointed as Chief Executive Officer effective December 2, 2024. Mr. Chay did not receive any compensation in connection with his service as Chief Executive Officer during 2024.
(3)	Mr. Chiam served as Acting Principal Executive Officer from November 6, 2024 to December 2, 2024 and has served as Acting Principal Financial Officer since November 6, 2024. Mr. Chiam did not receive any compensation in connection with his service in these roles during 2024.
(4)	Mr. Seow was appointed as Chief Executive Officer effective April 2, 2024. Mr. Seow resigned from this position effective October 24, 2024. Mr. Seow did not receive any compensation in connection with his service as Chief Executive Officer during 2024.
(5)	On April 2, 2024, we entered into a Resignation Agreement with Mr. Lazar, pursuant to which certain payout amounts were made in accordance with Mr. Lazar’s employment agreement.
(6)	On April 2, 2024, we accepted the resignation of Dr. Beebe DeVarney as Chief Operating Officer.
(7)	On June 15, 2022, we implemented a plan to reduce expenses and conserve capital that included a company-wide reduction in salaries and a scale back of certain operating expenses. The cost-savings measures were undertaken to enable us to maintain sufficient resources as we worked with our advisors on potential strategic alternatives for maximizing shareholder value. As part of the aforementioned plan, Dr. Beebe DeVarney agreed to waive 40% of her base salary for six months. In 2023, the Board agreed to pay Dr. Beebe DeVarney $77,000 related to salaries deferred in 2022.

Employee Benefits Plans

The principal purpose of our stock incentive plans is to attract, motivate, reward and retain selected employees, consultants and directors through the granting of stock-based compensation awards. The stock option plans provide for a variety of awards, including non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)), stock appreciation rights, restricted stock awards, performance-based awards and other stock-based awards.

Neither the Board nor the compensation committee takes material nonpublic information into account when determining the timing or terms of stock-based compensation awards, including with respect to options, nor do we time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. Although we do not have a formal policy with respect to the timing of our stock-based compensation award grants, the compensation committee has previously granted such awards once a year to directors and executive officers or at other times during the year to newly hired or promoted employees, and in other special circumstances. In 2024 and 2023, we did not grant any stock options, stock appreciation rights, or similar option‐like instruments within four business days prior or one business day after the release of material nonpublic information.

2014 Incentive Plan

In February 2014, we adopted the 2014 Incentive Plan (the “2014 Plan”) pursuant to which 2,526 shares of our common stock were authorized for issuance to employees, directors, officers, consultants and advisors. On the Record Date, options to purchase 9 shares of our common stock were outstanding under the 2014 Plan.

2015 Omnibus Equity Incentive Plan

In August 2015, our stockholders approved the 2015 Omnibus Equity Incentive Plan (“2015 Plan”). The 2015 Plan, as amended, authorizes a total of 125,000 shares of our common stock for issuance to employees, directors, officers, consultants and advisors. Awards representing 28,191 shares of our common stock have been released as of the Record Date. On the Record Date, options to purchase 79,498 shares of our common stock were outstanding under the 2015 Plan.

Outstanding Equity Awards At Fiscal Year-End

The following table summarizes the number of securities underlying plan awards for each named executive officer as of December 31, 2024.

	Option Awards
Name	Number of Securities Underlying Unexercised Awards (#) Exercisable	Number of Securities Underlying Unexercised Awards (#) Unexercisable	Exercise Price ($)	Expiration Date
Katherine Beebe DeVarney, Ph.D.	12	-	931.68	12/14/2025
	12	-	931.68	2/13/2027
	48	-	3,492.00	3/7/2028
	7,501	-	80.40	2/10/2031
	5,000	-	26.20	9/15/2032
	2,751	-	23.60	01/05/2032

The following table summarizes the number of securities underlying plan awards for each named executive officer as of December 31, 2023.

	Option Awards
Name	Number of Securities Underlying Unexercised Awards (#) Exercisable	Number of Securities Underlying Unexercised Awards (#) Unexercisable	Exercise Price ($)	Expiration Date
Katherine Beebe DeVarney, Ph.D.	8	-	11,880.00	3/16/2025
	12	-	931.68	12/14/2025
	12	-	931.68	2/13/2027
	48	-	3,492.00	3/7/2028
	7,501	-	80.40	2/10/2031
	5,000	-	26.20	9/15/2032
	2,751	-	23.60	01/05/2032

Following a Special Meeting of Stockholders on August 15, 2022 (the “Special Meeting”), all unvested options granted under the 2015 Plan prior to August 15, 2022, immediately became vested.

On September 15, 2022, the Board granted Dr. Beebe DeVarney, subject to the receipt of stockholder approval received in June 2023, options to purchase 5,000 shares of common stock at an exercise price of $26.20 per share, such price being the closing price of our common stock and the fair market value as defined under the 2015 Plan on the September 15, 2022 grant date. The options vested in twelve equal monthly allotments through the first anniversary of the grant date.

There were no options exercised by our named executive officers during 2024 and 2023.

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans. The compensation committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the compensation committee determines that doing so is in our best interests. We sponsor a tax qualified defined contribution 401(k) plan in which Dr. Beebe DeVarney participated.

Employment Agreements

In November 2018, we entered into an employment agreement with Dr. Beebe DeVarney providing for a base annual salary of $365,000. The employment agreement contains the following terms:

●	Bonuses. The executive may, at the sole discretion of the Board or the compensation committee, be considered for an annual bonus of up to 50% of her then base salary, payable in cash or awards under the Company’s equity incentive plan.

●	Term; Termination. The employment agreement may be terminated by the Company for any reason at any time. In the event of termination by the Company without Cause or their resignation for Good Reason, not in connection with a Change of Control (as those terms are defined in such agreement), the executive is entitled to (i) severance in the form of continuation of her base salary for 12 months, (ii) a pro rata portion of any annual bonus, (iii) 12 months of COBRA payments, and (iv) the immediate accelerated vesting of any unvested restricted shares and stock options.

●	Restrictive Covenants. The employment agreement contains 12-month post-termination noncompetition and non-solicitation provisions.

In February 2021, Dr. Beebe DeVarney’s employment agreement was amended to provide for an annual base salary of $385,000. All other agreement terms remained substantially the same.

On August 2, 2022, the compensation committee of the Board implemented a retention plan (the “Retention Plan”) in recognition of the change in the composition of the Board following the Special Meeting on August 15, 2022. The purpose of the Retention Plan was to help ensure a smooth transition, including the continuation of service by our current employees and directors following the Special Meeting, while the newly reconstituted Board explores and evaluates strategic alternatives to maximize the value of our assets and enhance stockholder value.

As part of the Retention Plan, the employment agreement with Dr. Beebe DeVarney was amended to (i) accelerate the vesting of her options following the reconstitution of the Board; and (ii) remove from the definition of “Good Reason” the proviso that a change in the executive’s title would not necessarily constitute Good Reason. All other agreement terms remained substantially the same.

On December 14, 2022, we entered into an employment agreement with Mr. Lazar providing for a base annual salary of $406,000. The employment agreement contains the following terms:

●	Bonuses. Mr. Lazar will be eligible to receive an annual bonus, with a target of fifty percent (50%) of his base salary. In addition, Mr. Lazar will be eligible for three performance bonuses on an annual basis, payable in (i) cash and/or (ii) restricted stock under the Plan, each equal to fifty percent (50%) of his base salary, which shall be dependent on the achievement by the Company of certain milestones. Furthermore, in the event of a Change of Control (as defined in the Mr. Lazar’s employment agreement), the Company shall pay Mr. Lazar a bonus equal to three percent (3%) of the increased valuation of the surviving corporation resulting from such Change of Control.

●	Term; Termination. The employment agreement has a three-year term but may be terminated by the Company for any reason at any time. In the event of termination by the Company without Cause or his resignation for Good Reason, not in connection with a Change of Control (as those terms are defined in such agreements), the executive is entitled to (i) severance in the form of continuation of his base salary for the greater of a period of 12 months or the remaining term, (ii) payment of executive’s annual medical and dental reimbursement for a period of 12 months, (iii) a pro rata portion of any annual or performance bonus, and (iv) the immediate accelerated vesting of any unvested restricted shares and stock options.

●	Restrictive Covenants. The employment agreement contains 12-month post-termination noncompetition and non-solicitation provisions.

On April 2, 2024, we entered into agreements with each of Mr. Lazar and Dr. Beebe DeVarney (the “Resignation Agreements”) in connection with their resignations as executive officers. The Resignation Agreements contain customary mutual releases, and payout amounts pursuant to each officer’s existing employment agreements in the amounts set forth in the Resignation Agreements.

Equity Compensation Plan Information

The following table sets forth aggregate information regarding our equity compensation plans that were in effect as of December 31, 2024 and December 31, 2023:

Plan category	Year	Number of securities to be issued upon exercise of outstanding options, warrant and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (c)
Equity compensation plans approved by security holders(1)	2024	79,498	$68.52	17,311
	2023	93,059	70.23	3,750
Equity compensation plans not approved by security holders(2)	2024	9	$11,880.00	-
	2023	30	10,101.02	-
Total	2024	79,507	$69.85	17,311
	2023	93,089	73.46	3,750

(1)	In June 2023, our stockholders approved an amendment to the 2015 Plan to increase the number of authorized shares to 125,000 shares.
(2)	Includes 30 non-qualified stock options granted to employees, directors and consultants under our 2014 Plan.

Changes in Control

On August 19, 2024, we entered into a Merger and Contribution and Share Exchange Agreement (the “Merger Agreement”) regarding a business combination with TalenTec Sdn. Bhd. (formerly known as KE Sdn. Bhd.) (“TalenTec”). The Merger Agreement was approved by our Board. If the Merger Agreement is approved by our stockholders and the stockholders of TalenTec (and the other closing conditions are satisfied or waived in accordance with the Merger Agreement), and upon consummation of the transactions contemplated by the Merger Agreement (the “Merger Closing”), Titan will be combined with TalenTec in a “reverse merger” transaction consisting of two steps:

1.	TTNP Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Black Titan Corporation (formerly, BSKE Ltd.) (“Black Titan”), a Cayman Islands exempted company, will merge with and into Titan (the “Merger”); the separate existence of Merger Sub will cease; and Titan will be the surviving corporation of the Merger and a direct wholly owned subsidiary of Black Titan.

2.	Within five business days after the proxy statement/prospectus relating to the proposed transaction becomes effective, shareholders of TalenTec may elect to enter into a share exchange agreement (the “Share Exchange Agreement”) with Titan and Black Titan, pursuant to which, immediately following the Merger, each TalenTec shareholder entering into the Share Exchange Agreement will contribute and exchange all of his TalenTec shares in exchange for ordinary shares of Black Titan. Titan may terminate the Merger Agreement if fewer than all TalenTec shareholders enter into the Share Exchange Agreement within the specified period.

Completion of the Merger is subject to the approval of the Merger by our stockholders and the issuance of shares related to the Merger, approval of the listing by Nasdaq of Black Titan on the Nasdaq Capital Market, post-Merger, and satisfaction or waiver of other customary conditions set forth in the Merger Agreement. Accordingly, there can be no assurance that the proposed Merger will be consummated. Any transactions and ancillary agreements contemplated by the Merger Agreement are referred to as the “Transactions.”

It is anticipated that upon closing of the Merger, (i) our existing stockholders (other than our officers and directors (the “Related Parties”)) will own approximately 28.1% of the issued and outstanding ordinary shares of Black Titan; (ii) TalenTec shareholders will own, beneficially, approximately 71.9% of the outstanding ordinary shares of Black Titan; and (iii) our officers and directors will own less than 1% of the ordinary shares of Black Titan. These ownership percentages could be subject to proportional dilution for any required financing in connection with the closing of the Merger.

Approval of the Merger is not being sought at the Annual Meeting. The Company has been working diligently with TalenTec and Black Titan to prepare a joint proxy statement/prospectus in respect of the Merger, which was initially filed by Black Titan confidentially with the SEC on October 2, 2024. Subsequent amendment filings were made on February 13, 2025 and April [●], 2025 for purposes of addressing comments received from the SEC.

Pay Versus Performance

The following table sets forth information concerning the compensation of our principal executive officer, or “PEO,” and, on an average basis, the compensation of our other named executive officers, or “NEOs,” for each of the fiscal years ended December 31, 2024, 2023 and 2022, as such compensation relates to our financial performance for each such fiscal year.

	David Lazar(1)		Seow Gim Shen Brynner Chiam Chay Weei Jye(2)		Summary Compensation Table Total for Non-PEO NEOs(4)	Compensation Actually Paid to Non-PEO NEOs(4)(5)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(6)	Net Loss
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(3)	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(3)
2024	$606,829	$606,829	$-	$-	$759,626	$759,626	$15.98	$(4,706,000)
2023	$1,473,180	$1,473,180	$-	$-	$602,109	$543,433	$40.44	$(5,569,000)
2022	$152,250	$152,250	$-	$-	$362,340	$361,412	$76.77	$(10,206,000)

(1)	David Lazar was appointed as our Chief Executive Officer and PEO effective as of August 15, 2022 and served in those roles during 2023. Mr. Lazar resigned as Chief Executive Officer on April 2, 2024.
(2)	Mr. Seow served as Chief Executive Officer and PEO from his appointment on April 2, 2024 until his resignation on October 24, 2024. Mr. Chiam was appointed as Acting PEO on November 6, 2024. On December 2, 2024, Chay Weei Jye was appointed as Chief Executive Officer and PEO. None of Messrs. Seow, Chiam or Chay received any compensation in connection with their service as PEO during 2024.
(3)	Represents the amount of “compensation actually paid” to Mr. Lazar, as computed in accordance with SEC rules and does not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with SEC rules, the following adjustments were made to total compensation determine the compensation actually paid.

(4)	Katherine Beebe DeVarney, Ph.D. was the Company’s non-PEO NEO during 2024 and 2023, until her resignation on April 2, 2024. Brynner Chiam has served as the Acting Principal Financial Officer since November 6, 2024 but did not receive any compensation in connection with his service as a non-PEO NEO during 2024.
(5)	Represents the amount of “compensation actually paid” to Dr. Beebe DeVarney, as computed in accordance with SEC rules and does not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with SEC rules, certain adjustments were made to total compensation determine the compensation actually paid as set forth below.
(6)	Total Shareholder Return (“TSR”) assumes $100 was invested on December 31, 2021.

Description of Elements Added / Subtracted to Calculate Compensation Actually Paid

David E. Lazar	2024 ($)	2023 ($)	2022 ($)
Summary Compensation Table Total	$606,829	$1,473,180	$152,250
Less, value of Stock Awards reported in Summary Compensation Table	-	(52,180)	-
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	-	-	-
Plus, fair value of outstanding and vested equity awards granted in the year	-	52,180	-
Plus, year over year change in fair value of equity awards granted in prior years that vested in the year	-	-	-
Compensation Actually Paid to David E. Lazar	$606,829	$1,473,180	$152,250

Dr. Beebe DeVarney	2024 ($)	2023 ($)	2022 ($)
Summary Compensation Table Total	$759,626	$602,109	$362,340
Less, value of Stock Awards reported in Summary Compensation Table	-	(140,109)	(54,340)
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	-	-	-
Plus, fair value of outstanding and vested equity awards granted in the year	-	81,433	41,896
Plus, year over year change in fair value of equity awards granted in prior years that vested in the year	-	-	11,515
Compensation Actually Paid to Dr. Beebe DeVarney	$759,626	$543,433	$361,411

Analysis of the Information Presented in the Pay Versus Performance Table

As described in more detail in “Executive Compensation” above, our executive compensation program reflects a variable pay-for-performance philosophy. While we utilize several performance measures to align executive compensation with our performance, all measures are not presented in the Pay Versus Performance table. Moreover, we generally seek to incentivize long-term performance and, therefore, do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table. The following charts set forth the relationship between compensation actually paid and our cumulative TSR and between compensation actually paid and our net income.

Compensation Actually Paid Versus TSR
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
Compensation Actually Paid
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
Cummulative TSR
2022
2023
2024
Year
Non-PEO NEO
Mr. Lazar
Cummulative TSR

Compensation Actually Paid Versus Net Income (Loss)
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
Compensation Actually Paid
$0
-$2,000,000
-$4,000,000
-$6,000,000
-$8,000,000
-$10,000,000
-$12,000,000
Net Loss
2022
2023
2024
Year
Mr. Lazar
Non-PEO NEO
Net Loss

PROPOSAL NO. 2

ISSUANCE PROPOSAL

Background and Description of Proposal

On March 29, 2025, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Blue Harbour Asset Management L.L.C-FZ (the “Purchaser”), pursuant to which the Purchaser agreed to purchase 1,000,000 shares of our newly designated Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), for a total purchase price of $1,000,000 (the “Private Placement”). The proceeds of the Private Placement are being used to support our working capital requirements and liquidity needs and for other general corporate purposes.

The terms, rights, obligations and preferences of the Series B Preferred Stock are set forth in a Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of the Company (the “Certificate of Designations”), filed with the Secretary of State of the State of Delaware on March 31, 2025. Under the Certificate of Designations, each share of Series B Preferred Stock will be convertible, at the holder’s option at any time, into shares of the Company’s common stock at a conversion rate equal to the quotient of (i) the stated value of such share divided by (ii) the initial conversion price of $3.00, subject to specified adjustments as set forth in the Certificate of Designations. Based on the initial conversion rate, approximately 333,333 shares of the Company’s common stock would be issuable upon conversion of all the shares of Series B Preferred Stock, when issued, assuming the absence of in-kind dividends. The Series B Preferred Stock contains limitations that prevent the Purchaser from acquiring the lower of either (i) the maximum percentage of common stock permissible under the rules and regulations of Nasdaq without first obtaining shareholder approval or (ii) 19.99% of the Company’s outstanding common stock immediately prior to the issuance of the Series B Preferred Stock (the “Beneficial Ownership Limitation”).

In connection with the Private Placement, the Company entered into a registration rights agreement with the Purchaser (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights upon the occurrence of certain events set forth in the Registration Rights Agreement. The Purchase Agreement, the Registration Rights Agreement and Certificate of Designations were filed with the SEC with our Current Report on Form 8-K filed on March 31, 2025.

As contemplated by the Purchase Agreement, we agreed to seek the approval of our stockholders to remove the Beneficial Ownership Limitation.

The Board hereby recommends that our stockholders approve, for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d), the issuance of shares of common stock issuable upon conversion of the shares of Series B Preferred Stock, in an amount in excess of 19.99% of the number of shares of the Company’s common stock outstanding immediately prior to the issuance of such Series B Preferred Stock, thereby removing the Beneficial Ownership Limitation.

If the Issuance Proposal is not approved at the Annual Meeting, we are required to seek stockholder approval at each subsequent stockholder meeting until the earlier of the date such approval is obtained or the Series B Preferred Stock is no longer outstanding.

Reason for Requesting Stockholder Approval

Our common stock is listed on The Nasdaq Capital Market, and as a result, we are subject to Nasdaq’s Listing Rules, including Nasdaq Listing Rule 5635. Below is an overview of the relevant provisions of Nasdaq Listing Rule 5635 as they relate to the issuance of the shares of common stock underlying the Series B Preferred Stock in connection with the Private Placement.

Nasdaq Listing Rule 5635(d)

Nasdaq Listing Rule 5635(d) requires stockholder approval for certain transactions, other than public offerings, involving the issuance of 20% or more of the total pre-transaction shares outstanding at less than the applicable Minimum Price (as defined in Listing Rule 5635(d)(1)(A)). The Series B Preferred Stock has a conversion price of $3.00 per share. Since this price could be lower than the Minimum Price of our common stock at the time of issuance, and because the number of shares potentially issuable upon conversion may exceed 20% of our outstanding common stock, the Private Placement may require stockholder approval under Rule 5635(d).

Nasdaq Listing Rule 5635(b)

Nasdaq Listing Rule 5635(b) requires stockholder approval prior to an issuance of securities when the issuance or potential issuance will result in a “change of control” of a listed company, which for Nasdaq purposes may be deemed to occur when, as a result of an issuance, an investor or a group of investors acquires, or has the right to acquire, 20% or more of the outstanding shares of common stock or voting power of the company and such ownership or voting power would be the company’s largest ownership position. Following the removal of the Beneficial Ownership Limitation, the conversion by the Purchaser of the full amount of shares of common stock underlying the Series B Preferred Stock would result in the Purchaser owning greater than 20% of the outstanding shares of our common stock and becoming our largest stockholder, which may be deemed a “change of control” for purposes of Nasdaq Listing Rule 5635(b).

We are therefore seeking stockholder approval for the issuance upon conversion of the shares of common stock underlying the Series B Preferred Stock in connection with the Private Placement to satisfy the requirements of Nasdaq Listing Rule 5635.

Possible Effects If the Issuance Proposal Is Approved

If the Issuance Proposal is approved by our stockholders, then, subject to the satisfaction of the other conditions set forth in the Purchase Agreement, the transactions contemplated thereby may have the following effects:

1)	Strengthened Financial Position and Growth Potential. Approving the Issuance Proposal and the removal of the Beneficial Ownership Limitation will allow us to fully recognize the benefits of the Private Placement, reinforcing our balance sheet, increasing capital reserves, and positioning the company for sustained growth. This improved financial flexibility enhances our ability to seize strategic opportunities, drive long-term value creation, and further strengthen shareholder returns.

2)	Dilution. If approved, the Issuance Proposal may result in the issuance of additional shares of our common stock. As a result, our existing stockholders would own a smaller percentage of our outstanding shares of common stock and, accordingly, a smaller percentage interest in the voting power and liquidation value of the shares of common stock. Moreover, the approval of the Issuance Proposal would not limit our ability to engage in additional issuances of shares of common stock (or securities convertible into or exercisable or exchangeable for shares of common stock) for capital-raising or other purposes in the future, subject to compliance with Nasdaq Listing Rules and other applicable laws or regulations. As a result, our stockholders could experience further dilution from such additional transactions we may pursue in the future.

3)	Market Effects. Under the terms of the Purchase Agreement, we will be required to provide limited registration rights to the Purchaser. Sales in the public market of our common stock could adversely affect the prevailing market price of our common stock and impair our ability to raise capital in future equity financings.

Stockholders should carefully consider these potential effects when evaluating the impact of the Purchase Agreement and determining whether to vote to approve the Issuance Proposal.

Possible Effects If the Issuance Proposal Is Not Approved

If the Issuance Proposal is not approved by our stockholders, the Company may face challenges obtaining financing from other sources in the future, particularly on terms as reasonable as those agreed to by the Purchaser. If alternative equity financing is pursued, it may involve issuing shares at a lower price than in the Private Placement, resulting in greater dilution to existing stockholders. Furthermore, any alternative debt financing secured in the future may come with higher interest rates or more restrictive covenants, which could increase the Company’s cost of capital and restrict its operational flexibility.

In addition, the Company could struggle to meet the continued listing requirements if the Issuance Proposal is not approved, which could ultimately result in delisting. A delisting would likely have a negative impact on the liquidity of our stock and could significantly reduce the market price of our shares, making it more challenging to raise capital in the future.

Overall, the non-approval of the Issuance Proposal could have negative consequences for the Company, affecting not only its immediate financial health but also its long-term strategic positioning and ability to grow and compete effectively in the market. It is crucial for stockholders to consider these potential outcomes when deciding how to vote on the proposal.

No Appraisal Rights

Under applicable Delaware law, our stockholders are not entitled to appraisal rights or other similar rights with respect to the Issuance Proposal.

Vote Required

The affirmative vote of the of the holders of a majority of the shares of our common stock having voting power present in person or represented by proxy will be required to approve the Issuance Proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ISSUANCE PROPOSAL.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The audit committee has selected Enrome to serve as our independent accountants for the year ending December 31, 2025. During 2024, the audit committee recommended, and the Board approved, the appointment of Enrome after considering carefully their qualifications and ability to service the needs of the Company and its stockholders. While it is not required to do so, the audit committee is submitting to stockholders for ratification the selection of Enrome as the Company’s independent registered public accounting firm for the year ending December 31, 2025. Notwithstanding ratification of the selection of Enrome to serve as the Company’s independent registered public accounting firm, the audit committee will be under no obligation to select Enrome as the Company’s independent registered public accounting firm.

On November 22, 2024, the Company received notice from WithumSmith+Brown, PC (“Withum”) of its resignation as the Company’s independent registered public accounting firm effective immediately. Withum’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except Withum’s audit report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern. During the two most recent fiscal years and the subsequent interim period preceding Withum’s resignation, there were no disagreements with Withum on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which disagreements, if not resolved to the satisfaction of Withum, would have caused Withum to make reference to the matter in their reports. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the Company’s two most recent fiscal years and the subsequent interim period preceding Withum’s resignation.

During the fiscal years ended December 31, 2024 and 2023, and through the effective date of Enrome’s engagement, neither the Company nor anyone acting on its behalf consulted Enrome regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and Enrome did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (2) any matter that was either the subject of a disagreement (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) on accounting principles or practices, financial statement disclosure or auditing scope or procedures or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Principal Accounting Fees

In connection with the audit of the 2024 financial statements, we entered into an engagement agreement with Enrome that sets forth the terms by which Enrome has performed audit and related professional services for us.

The following table sets forth the aggregate accounting fees paid by us to Enrome for the fiscal year ended December 31, 2024. No accounting fees were paid to Enrome for the fiscal years ended December 31, 2023 or December 31, 2022.

Year Ended December 31, 2024
Audit Fees	$40,000
Audit-related fees	-
Tax fees	-
All other fees	-
Total	$40,000

The below fees were paid to Withum for the past three fiscal years ended December 31, 2024, 2023 and 2022:

	Year Ended December 31, 2024	Year Ended December 31, 2023	Year Ended December 31, 2022
Audit Fees	$282,312	$330,160	$301,079
Audit-related fees	-	-	-
Tax fees	43,680	47,432	45,720
All other fees	-	-	-
Total	$325,992	$377,592	$346,799

Audit Fees — This category includes aggregate fees billed by our independent auditors for the audit of our annual financial statements, audit of management’s assessment and effectiveness of internal controls over financial reporting, review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the auditor in connection with statutory and regulatory filings for those fiscal years, including consents and comfort letters.

Audit-Related Fees — This category consists of services by our independent auditors that, including accounting consultations on transaction related matters, are reasonably related to the performance of the audit or review of our financial statements and are not reported above under Audit Fees.

Tax Fees — This category consists of professional services rendered for tax compliance and preparation of our corporate tax returns and other tax advice.

All Other Fees — During the years ended December 31, 2024, 2023 and 2022, neither Enrome nor Withum incurred any fees for other professional services.

The audit committee reviewed and approved all audit and non-audit services provided by Enrome and Withum and concluded that these services were compatible with maintaining its independence. The audit committee approved the provision of all non-audit services by Enrome and Withum.

Pre-Approval Policies and Procedures

In accordance with the SEC’s auditor independence rules, the audit committee has established the following policies and procedures by which it approves in advance any audit or permissible non-audit services to be provided to us by our independent auditor.

Prior to the engagement of the independent auditors for any fiscal year’s audit, management submits to the audit committee for approval lists of recurring audit, audit-related, tax and other services expected to be provided by the independent auditors during that fiscal year. The audit committee adopts pre-approval schedules describing the recurring services that it has pre-approved, and is informed on a timely basis, and in any event by the next scheduled meeting, of any such services rendered by the independent auditor and the related fees.

The fees for any services listed in a pre-approval schedule are budgeted, and the audit committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year. The audit committee will require additional pre-approval if circumstances arise where it becomes necessary to engage the independent auditor for additional services above the amount of fees originally pre-approved. Any audit or non-audit service not listed in a pre-approval schedule must be separately pre-approved by the audit committee on a case-by-case basis.

Every request to adopt or amend a pre-approval schedule or to provide services that are not listed in a pre-approval schedule must include a statement by the independent auditors as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence.

The audit committee will not grant approval for:

●	any services prohibited by applicable law or by any rule or regulation of the SEC or other regulatory body applicable to us;

●	provision by the independent auditors to us of strategic consulting services of the type typically provided by management consulting firms; or

●	the retention of the independent auditors in connection with a transaction initially recommended by the independent auditors, the tax treatment of which may not be clear under the Code and related regulations and which it is reasonable to conclude will be subject to audit procedures during an audit of our financial statements.

Tax services proposed to be provided by the auditor to any director, officer or employee of Titan who is in an accounting role or financial reporting oversight role must be approved by the audit committee on a case-by-case basis where such services are to be paid for by us, and the audit committee will be informed of any services to be provided to such individuals that are not to be paid for by us.

In determining whether to grant pre-approval of any non-audit services in the “all other” category, the audit committee will consider all relevant facts and circumstances, including the following four basic guidelines:

●	whether the service creates a mutual or conflicting interest between the auditor and us;

●	whether the service places the auditor in the position of auditing his or her own work;

●	whether the service results in the auditor acting as management or an employee of the Company; and

●	whether the service places the auditor in a position of being an advocate for the Company.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ENROME TO SERVE AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2025.

PROPOSAL NO. 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to provide advisory (non-binding) approval of the compensation of our named executive officers, as we have described it in the “Executive Compensation” section of this Proxy Statement. Although this vote, commonly referred to as “say-on-pay,” is advisory, and not binding on our Company, it will provide information to our management and the compensation committee regarding investor opinion about our executive compensation practices and policies, which the compensation committee will be able to consider when determining executive compensation for the remainder of 2025 and beyond.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by voting in favor of the following resolution:

“RESOLVED, that the holders of shares of common stock approve, on an advisory basis, the compensation of the Company’s executives named in the Summary Compensation Table, as disclosed in this Proxy Statement, pursuant to the compensation disclosure rules of the SEC. However, as this is an advisory vote, the result will not be binding on our Board of Directors or the Company.”

Vote Required

The advisory approval of our executive compensation requires the affirmative vote of the holders of a majority of the shares of our common stock having voting power present in person or represented by proxy. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY (NON-BINDING) APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 5

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

As described in Proposal No. 4 above, our stockholders are being provided the opportunity to cast an advisory vote on the Company’s executive officer compensation program. The advisory vote on executive officer compensation described in Proposal No. 4 above is commonly referred to as a “say-on-pay” vote. The advisory vote described in this Proposal No. 5 is commonly referred to as a “say-on-frequency” vote.

In accordance with Section 14A of the Exchange Act, this Proposal No. 5 affords our stockholders the opportunity to cast an advisory vote on how often the Company should include a say-on-pay vote in its proxy materials for future annual stockholder meetings (or a special stockholder meeting for which the Company must include executive compensation information in the proxy statement for that meeting). Under this Proposal No. 5, our stockholders may vote to have the say-on-pay vote every year, every two years or every three years.

After careful consideration of this proposal, the Board has determined that an advisory vote on executive compensation that occurs every two years is the most appropriate alternative for us, and, therefore, our Board recommends that you vote for a two-year interval for the advisory vote on our named executive officers’ compensation.

In formulating its recommendation, our Board considered that an advisory vote on named executive officer compensation every other year will enable sufficient time for progress on our development programs while still allowing our stockholders to provide us with their direct and timely input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of voting every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the named executive officers.”

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on named executive officer compensation that has been selected by stockholders. However, because this advisory vote is non-binding, the Board may decide that it is in the best interests of our company and our stockholders to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

Vote Required

The determination of the frequency with which future advisory votes on executive compensation will take place will be determined by the preference (either every one, two or three years) that receives the highest number of votes cast. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE TO HOLD FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY TWO YEARS.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In July 2023, we received $250,000 in funding in exchange for the issuance of an unsecured promissory note for that principal amount to David E. Lazar, our former Chief Executive Officer and prior chairman of our Board (the “Lazar Promissory Note”). Pursuant to the Lazar Promissory Note, the principal amount accrued interest at a rate of the Prime Rate + 2.00% per annum, and all principal and accrued interest were due and payable on the earlier of January 1, 2024 or such time as we received debt or equity financing or proceeds in excess of $500,000 from that certain transaction with Fedson, Inc. The loan was paid off in September 2023.

In August 2023, we received $500,000 in funding from one of our stockholders, Choong Choon Hau, in exchange for the issuance of a convertible promissory note for that principal amount to Choong Choon Hau (the “Hau Promissory Note”). Pursuant to the Hau Promissory Note, the principal amount accrued interest at a rate of 10% per annum and was payable monthly. All principal and accrued interest was due and payable on January 8, 2024, unless extended as provided. All or part of the Hau Promissory Note was convertible into our common stock at a conversion price of $9.32 per share from time to time following the issuance date and ending on the maturity date. In March 2024, the Hau Promissory Note, along with accrued interest, was converted into 54,132 shares of our common stock.

In September 2023, we entered into a Securities Purchase Agreement with Sire Group, pursuant to which we agreed to issue 950,000 shares of our Series AA Preferred Stock to Sire Group at a price of $10.00 per share, for an aggregate purchase price of $9.5 million. The purchase price consisted of (i) $5.0 million in cash at closing and (ii) $4.5 million in the form of a promissory note from Sire Group which was paid off in September 2023.

During the years ended December 31, 2024 and 2023, we made payments related to legal and consulting fees of approximately $13,000 and $109,000, respectively, to a law firm operated by one of our Board members.

In April 2024, David E. Lazar, our former Chief Executive Officer, Dr. Kate Beebe DeVarney, Ph.D., our former President and Chief Operating Officer and a member of the Board, and three other members of the Board, Eric Greenberg, Matthew C. McMurdo and David Natan, resigned from their positions. Pursuant to the terms of their respective settlement agreements, we made payments in aggregate of approximately $1.2 million. Pursuant to the Settlement Agreement and General and Mutual Release dated April 2, 2024 between us and Mr. Lazar, in the event of a Change in Control (as defined in Mr. Lazar’s Employment Agreement dated December 14, 2022), we (or any successor entity) agreed to pay to Mr. Lazar a lump-sum amount equal to three percent (3%) of the increased valuation of the surviving corporation resulting from such Change in Control (as determined by either (i) the definitive agreement governing the Change in Control or (ii) the highest market cap of the surviving corporation within the thirty (30) days following the Change in Control), less applicable taxes and withholdings.

Our Board is charged with reviewing and approving all potential related party transactions and, in accordance with its charter, the audit committee reviews and provides oversight of related-person transactions, as required by stock exchange rules and regulations.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

Based on our review of such forms furnished to us and written representations from certain reporting persons, we believe there was one delinquent Section 16(a) report during 2024: a Form 4 filed by Choong Choon Hau with respect to the conversion of a convertible promissory note filed on March 27, 2024. During 2023, Form 4 filings for three of our directors, Mr. Lazar, Mr. Ben-Tzvi, and Mr. Greenberg, relating to the issuance of unrestricted stock rewards, were filed one day late on July 31, 2023 due to a communication delay, and the Initial Statement of Beneficial Ownership of Securities on Form 3 filed by Sire Group was filed late due to an inadvertent omission.

GENERAL

Management does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

We will bear the cost of preparing, printing, assembling and mailing the proxy, the Notice of Internet Availability, Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at our request. In addition to the solicitation of proxies by use of the mail, officers and regular employees of Titan may solicit proxies without additional compensation, by telephone or other electronic means. We may reimburse brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals and obtaining their proxies.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. Titan’s SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website at http://www.sec.gov.

We will only deliver one Notice of Internet Availability or Proxy Statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, we will promptly deliver a separate copy of this Proxy Statement and any future annual reports and proxy or information statements to any security holder at a shared address to which a single copy of this Proxy Statement was delivered, or deliver a single copy of this Proxy Statement and any future annual reports and proxy or information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the Company at following address: 10 East 53rd Street, Suite 3001, New York, New York 10022.

STOCKHOLDER PROPOSALS

If any stockholder intends to present a proposal to be considered for inclusion in our proxy statement for our 2026 Annual Meeting of Stockholders (the “Next Annual Meeting”), the proposal must comply with the requirements of Rule 14a-8 of Regulation 14A under the Exchange Act and must be submitted in writing by notice delivered to our Secretary at Titan Pharmaceuticals, Inc., 10 East 53rd Street, Suite 3001, New York, New York 10022. Any such proposal must be received at least 120 days before the anniversary of the prior year’s proxy statement (by January 6, 2026), unless the date of the Next Annual Meeting is changed by more than 30 days from June 16, 2026, in which case, the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 17, 2026 (the 60th day prior to the first anniversary of the annual meeting for the preceding year’s annual meeting).

By Order of the Board of Directors

/s/ Chay Weei Jye
Chay Weei Jye
Chief Executive Officer

Dated: [●], 2025

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
TITAN PHARMACEUTICALS, INC.
TO BE HELD ON JUNE 16, 2025

The undersigned appoints [●] and [●], and each of them, attorneys and agents with full power of substitution, is hereby authorized to vote all of the shares of common stock of Titan Pharmaceuticals, Inc. (the “Company”) which the undersigned would be entitled to vote, if personally present, at the upcoming Annual Meeting of Stockholders of the Company scheduled to be held at the offices of Olshan Frome Wolosky LLP, located at 1325 Avenue of the Americas, 15th Floor, New York, New York 10019 on Monday, June 16, 2025 at 9:00 a.m. (EST) (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Meeting and Proxy Statement and a copy of the Company’s Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2024.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR ALL NOMINEES” WITH RESPECT TO PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 4, AND FOR “TWO YEARS” AS THE FREQUENCY FOR WHICH STOCKHOLDERS WILL HAVE A VOTE ON EXECUTIVE COMPENSATION.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

The board of directors recommends a vote “FOR all nominees” with respect to Proposal 1, FOR Proposals 2, 3 and 4 and for “Every two years” as the frequency for which stockholders will have a vote on executive compensation.

1.	ELECTION OF DIRECTORS

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees:	Avraham Ben-Tzvi Brynner Chiam Francisco Osvaldo Flores Garcia Firdauz Edmin Bin Mokhtar Gabriel Loh

INSTRUCTION: To withhold authority to vote for any nominee, write the nominee’s name in the space provided below.

2.	APPROVAL of the ISSUANCE PROPOSAL

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	RATIFICATION OF ENROME LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	APPROVAL of OUR SAY-ON-PAY PROPOSAL

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	FREQUENCY OF “SAY ON PAY” VOTE

☐ Every one year	☐ Every two years	☐ Every three years

Please sign exactly as your name appears below. When shares are held by joint tenants, each should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, or partner, please give full title as such.

Date: _______, 2025

Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.